UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026

REAL REMAX GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	333-296768	42-2140010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brickell Avenue, 17th Floor Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 306-9553

(Registrant’s telephone number, including area code)

Rome Wildlife, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REAX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On August 24, 2026 (the “Merger Effective Date”), pursuant to the Arrangement Agreement and Plan of Merger, dated as of April 26, 2026 (as amended, the “Merger Agreement”), by and among RE/MAX Holdings, Inc. (“REMAX”), The Real Brokerage Inc. (“Real”), Real REMAX Group Inc. (formerly known as Rome Wildlife, Inc.) (the “Company” or “Real REMAX Group”), Wildlife Acquisition I Corp. (“Merger Sub I”), Wildlife Acquisition II LLC (“Merger Sub II”) and 1587802 B.C. Unlimited Liability Company (“Bidco”), the Company acquired all of the outstanding shares of REMAX and Real through a transaction in which: (i) Real completed the Arrangement (as described below); (ii) Merger Sub I merged with and into REMAX, with REMAX surviving as a wholly owned subsidiary of the Company (the “First Merger”) and (iii) REMAX merged with and into Merger Sub II, with Merger Sub II surviving as a wholly owned subsidiary of the Company (the “Second Merger” and, together with the First Merger, the “Mergers”).

Prior to the consummation of the Mergers, and under the terms of the Merger Agreement, Real completed an arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “Arrangement”, and all actions and transactions contemplated by the Merger Agreement, including the Mergers and the Arrangement, together the “Business Combination”). Pursuant to the Arrangement and in accordance with the plan of arrangement of Real, (i) effective at 4:01 p.m. Eastern Time, the issued and outstanding common shares of Real (the “Real Common Shares”) were consolidated (the “Share Consolidation”) on a 10-for-1 basis, such that each 10 outstanding Real Common Shares were consolidated into one Real Common Share and (ii) effective at 4:11 p.m. Eastern Time, the Real shareholders transferred all of their post-consolidation Real Common Shares to Bidco for shares of common stock of the Company, par value $0.001 (“Real REMAX Group Common Stock”) on a one-for-one basis, such that Real became a wholly owned subsidiary of Bidco, which in turn is a wholly owned subsidiary of the Company.

As a result of the Business Combination, among other things, the Company became the ultimate parent of Real, REMAX and their respective subsidiaries.

The Merger Agreement and the transactions contemplated thereby, including the Mergers and the Arrangement, were previously described in the Registration Statement on Form S-4 (Registration No. 333-296768) filed by the Company (as amended, the “Registration Statement”) containing a joint proxy statement/prospectus and management information circular, which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 9, 2026 (as supplemented, the “Management Information Circular and Joint Proxy Statement/Prospectus”).

This Current Report on Form 8-K is being filed for the purpose of establishing Real REMAX Group as the successor issuer to Real and REMAX pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain events with respect to the Company in connection with the consummation of the Business Combination. Pursuant to Rule 12g-3(d) under the Exchange Act, shares of Real REMAX Group Common Stock are deemed to be registered under Section 12(b) of the Exchange Act, and Real REMAX Group is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Real REMAX Group hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act. The description of Real REMAX Group Common Stock set forth in the Management Information Circular and Joint Proxy Statement/Prospectus is incorporated herein by reference.

Item 1.01.	Entry Into a Material Definitive Agreement.

Credit Agreement

On August 24, 2026 (the “Closing Date”), the Company entered into a Credit Agreement (the “Credit Agreement”) among the Company, as the borrower (the “Borrower”), the lenders party thereto and Morgan Stanley Senior Funding, Inc., as the administrative agent. The Credit Agreement provides for (a) a term loan facility in an aggregate principal amount of $550,000,000 (the “Term Facility” and, the loans thereunder, the “Term Loans”) and (b) a revolving credit facility in an aggregate principal amount of up to $40,000,000 (the “Revolving Facility” and, together with the Term Facility, the “Credit Facilities”; the loans under the Revolving Facility are referred to as the “Revolving Loans”), including a letter of credit sub-facility of up to $10,000,000.

The proceeds of the Term Facility, together with available cash on hand of Real and its subsidiaries, were used to (i) fund all or a portion of the Merger Consideration (as defined below), (ii) repay in full all amounts outstanding under the existing credit agreement of REMAX, (iii) pay fees, costs and expenses in connection with the Credit Facilities and the foregoing and (iv) fund working capital. Proceeds of the Revolving Facility may be used for borrowings and issuances of letters of credit for any permitted purposes under the Credit Agreement.

The Term Facility matures on August 24, 2031 (five years after the Closing Date). The Term Loans amortize in equal quarterly installments of 1.875% of the original aggregate principal amount, with the balance due at maturity. The Revolving Facility terminates on the earlier of (i) five years after the Closing Date and (ii) 91 days prior to the Term Facility maturity date (so long as any Term Facility remains outstanding).

Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the Borrower’s option, either (a) Term SOFR (subject to a floor of 3.00%) plus an applicable margin or (b) ABR (as defined in the Credit Agreement) plus an applicable margin. The applicable margin for Term Loans is 5.50% per annum for Term SOFR borrowings and 4.50% per annum for ABR borrowings. The initial applicable margin for Revolving Loans is 4.00% per annum for Term SOFR borrowings and 3.00% per annum for ABR borrowings, which margins are subject to step-downs based on the Borrower’s Total Net Leverage Ratio (as defined in the Credit Agreement). The Borrower must also pay a commitment fee on undrawn revolving commitments initially equal to 0.50% per annum, subject to step-downs based on the Total Net Leverage Ratio.

The Term Loans may be voluntarily prepaid at any time; provided that any prepayment, repayment or redemption of Term Loans in connection with certain specified events (including voluntary prepayments, acceleration, sale of substantially all assets and change of control) prior to the second anniversary of the Closing Date is subject to a prepayment premium equal to (i) prior to the first anniversary of the Closing Date, an amount equal to the interest that would have accrued through such first anniversary plus 1.00% of the principal amount prepaid and (ii) from and after the first anniversary through the second anniversary of the Closing Date, 1.00% of the principal amount prepaid, and, in the case of clauses (i) and (ii), subject to certain exceptions for scheduled amortization payments and the first $50,000,000 of voluntary prepayments applied to the Term Loan maturity balance.

The obligations under the Credit Agreement are guaranteed by each wholly owned domestic, Israeli and Canadian subsidiary of the Borrower (other than certain excluded subsidiaries) (collectively, the “Guarantors”), subject to a post-closing accession window in respect of the Israeli subsidiaries. The obligations under the Credit Agreement and the guarantees thereof are secured by a first-priority lien on substantially all of the assets of the Borrower and the Guarantors, subject to customary exceptions and the post-closing accession window in respect of the Israeli subsidiaries.

The Credit Agreement contains customary affirmative and negative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, payment of taxes, maintenance of existence, compliance with laws, and notices of default and certain other information, limitations on indebtedness, liens, fundamental changes, dispositions, restricted payments, investments and transactions with affiliates. The Credit Agreement requires the Borrower to maintain a maximum First Lien Net Leverage Ratio (as defined in the Credit Agreement), tested as of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2026, of no more than 4.50 to 1.00 for the fiscal quarters ending December 31, 2026 through September 30, 2027, 4.00 to 1.00 for the fiscal quarters ending December 31, 2027 through September 30, 2028, 3.50 to 1.00 for the fiscal quarters ending December 31, 2028 through September 30, 2029, and 3.00 to 1.00 thereafter.

The Credit Agreement contains events of default customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, cross-default with respect to other material indebtedness, bankruptcy and related events, material judgments, invalidity of security documents or guarantees and change of control. If an event of default occurs under the Credit Agreement, then the lenders may, among other things, declare the Credit Facilities and all other amounts owing under the Credit Agreement immediately due and payable.

Certain lenders under the Credit Agreement have, from time to time, performed, are currently performing and may in the future perform, various financial advisory and commercial and investment banking services for the Company, for which they received or will receive customary fees and expenses.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Merger Agreement and in connection with the Business Combination, on August 24, 2026, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) by and among the Company, David Liniger and certain REMAX stockholders affiliated with Mr. Liniger (the “Registration Rights Holders”).

The Registration Rights Agreement provides the Registration Rights Holders certain registration rights whereby, at any time following the closing of the Business Combination and subject to certain terms and conditions, the Registration Rights Holders can require the Company to register the shares of Real REMAX Group Common Stock owned by them. The Registration Rights Agreement also provides for piggyback registration rights for all Registration Rights Holders.

The foregoing summary is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreements

In connection with the Business Combination, on August 24, 2026, the Company entered into indemnification agreements with each of its directors and executive officers (the “Indemnification Agreements” and each an “Indemnification Agreement”). Each Indemnification Agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to certain actions, suits, claims, investigations or proceedings arising in connection with the applicable director’s or officer’s service to the Company or its subsidiaries, or at the Company’s request, service to certain other entities as directors or officers, board observers, fiduciaries or members of the management board (or foreign equivalent thereof), in each case, to the maximum extent permitted by applicable law.

The foregoing summary is qualified in its entirety by reference to the text of the form of Indemnification Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Arrangement

Pursuant to the Merger Agreement, the Arrangement was effective at 4:01 p.m. Eastern Time on the Merger Effective Date (the “Arrangement Effective Time”) and the final step of the plan of arrangement was consummated at 4:21 p.m. Eastern Time on the Merger Effective Date. Following the consummation of the Arrangement, the First Merger was consummated and became effective as of 4:25 p.m. Eastern Time on the Merger Effective Date (the “First Merger Effective Time”) and the Second Merger was consummated and became effective as of 4:30 p.m. Eastern Time on the Merger Effective Date (the “Second Merger Effective Time”).

As a result of the Business Combination, among other things, the Company became the ultimate parent of Real, REMAX and their respective subsidiaries. The Business Combination and the Merger Agreement were previously described in the Registration Statement and the Management Information Circular and Joint Proxy Statement/Prospectus.

Under the terms of the plan of arrangement of Real, at the Arrangement Effective Time, each issued and outstanding Real Common Share was consolidated on a 10-for-1 basis, such that each 10 outstanding Real Common Shares were consolidated into one Real Common Share. No fractional shares were issued in connection with the Share Consolidation; each fractional Real Common Share that was less than ½ of a Real Common Share was cancelled without payment of consideration and each fractional Real Common Share that was at least ½ of a Real Common Share was changed into one whole Real Common Share. Following the Share Consolidation, shareholders of Real transferred all of their Real Common Shares to Bidco in exchange for shares of Real REMAX Group Common Stock on a one-for-one basis, such that Real became a wholly owned subsidiary of Bidco, which in turn is a wholly owned subsidiary of Real REMAX Group.

Pursuant to the Merger Agreement, after giving effect to the cash/stock election results described below, at the First Merger Effective Time, each share of REMAX class A common stock, par value $0.0001 per share (“REMAX Class A Common Stock”) issued and outstanding immediately prior to the First Merger Effective Time (other than (x) shares of REMAX Class A Common Stock held by REMAX as treasury stock or owned by the Company or any subsidiary of the Company or REMAX and (y) Dissenting Shares (as defined in the Merger Agreement)) was converted into either (i) for Cash Electing Shares (as defined in the Merger Agreement), approximately $4.33 per share in cash plus approximately 0.3535 shares of Real REMAX Group Common Stock per share or (ii) for Stock Electing Shares (as defined in the Merger Agreement), 0.5150 shares of Real REMAX Group Common Stock.

The final cash/stock election results under the Merger Agreement were as follows:

•	Holders of approximately 11,697,333 shares of REMAX Class A Common Stock outstanding immediately prior to the First Merger Effective Time elected to receive the Stock Election Consideration (as defined in the Merger Agreement).

•	Holders of approximately 18,488,134 shares of REMAX Class A Common Stock outstanding immediately prior to the First Merger Effective Time elected to receive the Cash Election Consideration (as defined in the Merger Agreement).

•	Holders of approximately 3,699,238 shares of REMAX Class A Common Stock outstanding immediately prior to the First Merger Effective Time made no election and were treated as though they elected to receive the Stock Election Consideration.

Because the cash election was oversubscribed, the proration procedures described in the Merger Agreement were applied, resulting in the final Merger Consideration described above. As a result of the Business Combination, approximately 14,464,497 shares of Real REMAX Group Common Stock are being issued to former holders of REMAX Class A Common Stock and 22,098,985 shares of Real REMAX Group Common Stock are being issued to former holders of Real Common Shares. The aggregate cash consideration paid to former holders of REMAX Class A Common Stock was approximately $80 million.

Treatment of REMAX Equity Awards

REMAX RSUs

As of the First Merger Effective Time, each time-based restricted stock unit granted by REMAX (each, a “REMAX RSU”) with respect to shares of REMAX Class A Common Stock and REMAX class B common stock, par value $0.0001 (“REMAX Class B Common Stock” and, together with REMAX Class A Common Stock, “REMAX Common Stock”) that was (i) vested but not yet settled as of immediately prior to the First Merger Effective Time, (ii) outstanding as of immediately prior to the First Merger Effective Time and granted to a nonemployee member of the REMAX board of directors or (iii) vested effective as of the First Merger Effective Time (each, a “REMAX Specified RSU”) that was outstanding immediately prior to the First Merger Effective Time, whether vested or unvested, was canceled and extinguished, and the holder thereof was entitled to receive (subject to any applicable withholding or other taxes, or other amounts required by applicable law to be withheld) a number of shares of Real REMAX Group Common Stock, rounded to the nearest whole share, equal to (x) the product of (i) the number of shares of REMAX Class A Common Stock subject to such REMAX Specified RSU, multiplied by (ii) the Stock Election Exchange Ratio, and (y) an amount in cash equal to any accrued but unpaid dividend equivalents with respect to each REMAX Specified RSU.

As of the First Merger Effective Time, each REMAX RSU (other than a REMAX Specified RSU) that was outstanding and unvested immediately prior to the First Merger Effective Time was converted into that number of restricted stock units of Real REMAX Group (each, a “Real REMAX Group RSU”), rounded to the nearest whole share, equal to the product of (i) the number of shares of REMAX Class A Common Stock subject to such REMAX RSU, multiplied by (ii) the Stock Election Exchange Ratio. Any accrued but unpaid dividend equivalents with respect to any such REMAX RSU was assumed by the Company. Each such converted Real REMAX Group RSU was subject to the same terms and conditions as were applicable to the corresponding REMAX RSU prior to the First Merger Effective Time.

REMAX PSUs

As of the First Merger Effective Time, each performance-based restricted stock unit granted by REMAX (each, a “REMAX PSU”) with respect to shares of REMAX Common Stock that was (i) vested but not yet settled as of immediately prior to the First Merger Effective Time or (ii) vested effective as of the First Merger Effective Time (each, a “REMAX Specified PSU”) that was outstanding immediately prior to the First Merger Effective Time was canceled and extinguished, and the holder thereof was entitled to receive (subject to any applicable withholding or other taxes, or other amounts required by applicable law to be withheld) a number of shares of Real REMAX Group Common Stock, rounded to the nearest whole share, equal to (x) the product of (i) the number of shares of REMAX Class A Common Stock subject to such REMAX Specified PSU (with such number of shares being based on the attainment of the applicable performance in accordance with the terms of the applicable award agreement), multiplied by (ii) the Stock Election Exchange Ratio, and (y) an amount in cash equal to any accrued but unpaid dividend equivalents with respect to each REMAX Specified PSU.

As of the First Merger Effective Time, each REMAX PSU (other than a REMAX Specified PSU) that was outstanding and unvested immediately prior to the First Merger Effective Time was converted into that number of Real REMAX Group RSUs, rounded to the nearest whole share, equal to the product of (i) the number of shares of REMAX Class A Common Stock subject to such REMAX PSU (with such number of shares being based on the attainment of the applicable performance in accordance with the terms of the applicable award agreement), multiplied by (ii) the Stock Election Exchange Ratio. Any accrued but unpaid dividend equivalents with respect to any such REMAX PSU were assumed by the Company. Each such converted Real REMAX Group RSU was subject to the same terms and conditions as were applicable to the corresponding REMAX PSU prior to the First Merger Effective Time, except that the performance metrics applicable to such REMAX PSU did not apply from and after the First Merger Effective Time.

REMAX Options

As of the First Merger Effective Time, each option to acquire shares of REMAX Common Stock (each, a “REMAX Option”), whether vested or unvested, was assumed by the Company and converted into an option to purchase, on the same terms and conditions as were applicable under such REMAX Option, that number of shares of Real REMAX Group Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of REMAX Class A Common Stock subject to such REMAX Option, multiplied by (ii) the Stock Election Exchange Ratio, at an exercise price per share of Real REMAX Group Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the per share exercise price for the REMAX Class A Common Stock subject to such REMAX Option, by (B) the Stock Election Exchange Ratio; provided, however, that each REMAX Option with a per share exercise price that was equal to or greater than the Stock Election Consideration (or the Cash Election Consideration, if greater) payable to holders of REMAX Common Stock as of the First Merger Effective Time were cancelled for no consideration.

Treatment of Real Equity Awards

Initially, as a result of the Share Consolidation, each option to purchase Real Common Shares (each, a “Real Option”) and each restricted share unit with respect to Real Common Shares (each, a “Real RSU”) continued but the terms were modified as follows:

•	the number of Real Options held by each holder of Real Options and the number of Real Common Shares to which such holder was entitled upon exercise of such Real Options was divided by 10 (rounded down to the nearest whole number (and which cannot be rounded to less than one)), and the exercise price per Real Common Share issuable upon the exercise of such Real Options was multiplied by 10; and

•	the number of Real RSUs held by each holder of Real RSUs and, where the Real RSUs entitle the holder to a number of Real Common Shares or cash equivalent on settlement, the number of Real Common Shares or cash equivalent to which such holder of Real RSUs was entitled upon settlement of such Real RSUs was divided by 10 (rounded down to the nearest whole number (and which cannot be rounded to less than one)).

Then immediately following the Share Consolidation:

•	Real Options were exchanged for options granted by the Company to acquire the same number of shares of Real REMAX Group Common Stock as the number of Real Common Shares that the holders thereof were entitled to acquire following the Share Consolidation (each, a “Real Replacement Option”); provided, that if the foregoing resulted in the issuance of a fraction of a share of Real REMAX Group Common Stock, then the number of shares of Real REMAX Group Common Stock issuable pursuant to such Real Replacement Options were rounded down to the nearest whole number of shares of Real REMAX Group Common Stock. Such Real Replacement Options have an exercise price per share of Real REMAX Group Common Stock equal to the exercise price per Real Common Share of such Real Options immediately following the Share Consolidation; and

•	Real RSUs were exchanged for restricted share units granted by the Company to acquire the same number of shares of Real REMAX Group Common Stock or cash equivalent as the number of Real Common Shares or cash equivalent that the holders thereof were entitled to receive following the Share Consolidation (each, a “Real Replacement RSU”); provided, that if the foregoing resulted in the entitlement to a fraction of a share of Real REMAX Group Common Stock or cash equivalent on any particular settlement of Real RSUs, then the number of shares of Real REMAX Group Common Stock issuable pursuant to such Real Replacement RSUs or cash equivalent were rounded down to the nearest whole number of shares of Real REMAX Group Common Stock.

Each Real Replacement Option and Real Replacement RSU are subject to the terms of the applicable Real Equity Plan and have the same terms and conditions with respect to vesting, conditions to and manner of exercising, as applicable, term to expiry and otherwise as were applicable to the Real Option or Real RSU for which it was exchanged, and any certificate or award agreement previously evidencing the applicable Real Options or Real RSUs thereafter evidences and is deemed to evidence such Real Replacement Options or Real Replacement RSUs, as applicable; provided however that the Company’s board of directors or a committee thereof has succeeded to the authority and responsibility of the Real Board or any committee thereof with respect to each Real Replacement Option and Real Replacement RSU. Thereafter, the Real Options and Real RSUs so exchanged were cancelled, the holders of such Real Options and Real RSUs, as applicable, ceased to be the holders thereof or to have any rights as holders in respect of such Real Options and Real RSUs and the names of the holders thereof were removed from the applicable securities register of Real with respect to such Real Options and such Real RSUs.

The Real Common Shares, which traded under the symbol “REAX” on the Nasdaq Global Select Market (“Nasdaq”), and REMAX Common Stock, which traded under the symbol “RMAX” on the New York Stock Exchange (“NYSE”), were suspended from trading on the Nasdaq and NYSE, respectively, upon the close of trading on the Merger Effective Date. Shares of Real REMAX Group Common Stock will continue regular-way trading on the Nasdaq using Real’s trading history under the ticker symbol “REAX” immediately upon market open on August 25, 2026, the first trading day after the Merger Effective Date.

This Current Report on Form 8-K establishes Real REMAX Group as the successor issuer to Real and REMAX pursuant to Rule 12g-3(c) under the Exchange Act. Pursuant to Rule 12g-3(d) under the Exchange Act, shares of Real REMAX Group Common Stock are deemed to be registered under Section 12(b) of the Exchange Act, and Real REMAX Group is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Real REMAX Group hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act. The description of Real REMAX Group Common Stock set forth in the Management Information Circular and Joint Proxy Statement/Prospectus is incorporated herein by reference.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Real’s Current Report on Form 6-K filed with the Securities and Exchange Commission on April 28, 2026, and is incorporated herein by reference.

The above description of the Merger Agreement has been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Real, REMAX or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s, Real’s, or REMAX’s public disclosures.

The information set forth in the “Explanatory Note” and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the “Explanatory Note” and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Prior to the Business Combination, shares of REMAX Class A Common Stock were registered pursuant to Section 12(b) of the Exchange Act and listed on NYSE. As a result of the Business Combination, all shares of REMAX Class A Common Stock were cancelled and retired and cease to exist. Accordingly, on August 24, 2026, REMAX notified NYSE of its intent to remove its respective securities from listing on the exchange and requested that NYSE file with the SEC an application on Form 25 for REMAX to report the delisting of its securities from NYSE. Trading in shares of REMAX Class A Common Stock was halted as of the close of business on August 24, 2026 and the Form 25 was filed as of such date. In addition, the Company, as successor to REMAX, will file with the SEC a Form 15 with respect to REMAX securities requesting that the reporting obligations of REMAX under Sections 13 and 15(d) of the Exchange Act be suspended.

Prior to the Business Combination, Real Common Shares were registered pursuant to Section 12(b) of the Exchange Act and listed on the Nasdaq. Trading in Real Common Shares was halted as of the close of business on August 24, 2026 and the shares of Real REMAX Group Inc. are expected to begin trading on the Nasdaq (under the symbol “REAX”) under the new CUSIP 776105108 when markets open on August 25, 2026. For purposes of applicable Nasdaq rules, the transaction was treated as a “substitution listing event” and no Form 25 was filed by Nasdaq for Real in accordance with Rule 12g-3. In addition, the Company, as successor to Real, will file with the SEC a Form 15 with respect to Real securities requesting that the reporting obligations of Real under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the “Explanatory Note” and Items 1.01, 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

Prior to the consummation of the Business Combination, the Company was a direct wholly owned subsidiary of Real. Pursuant to the Merger Agreement, at the Arrangement Effective Time, all shares of Real REMAX Group Common Stock owned by Real immediately prior to the First Merger Effective Time were cancelled without payment therefor. Following this cancellation and the issuance of shares of Real REMAX Group Common Stock in the Mergers, the shares of Real REMAX Group Common Stock became held solely by former Real shareholders and former REMAX stockholders.

The information set forth in the “Explanatory Note” and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with the Business Combination, on the Closing Date, the Company’s board of directors (the “Board”) approved an increase in the size of the Board from two to ten directors, effective as of immediately prior to the First Merger Effective Time. On the Merger Effective Date, immediately prior to the First Merger Effective Time, Ravi Jani and Alexandra Lumpkin, members of the Board since the Company’s incorporation, resigned from the Board, and the following individuals were appointed to serve on the Board:

•	Vikki Bartholomae
•	Erik Carlson
•	Guy Gamzu
•	Norman K. Jenkins
•	Larry Klane
•	Tamir Poleg
•	Ken Pozek
•	Cathleen Raffaeli
•	Laurence Rose
•	Susanne Greenfield Sandler

The Board has affirmatively determined that seven of the ten current directors (Vikki Bartholomae, Guy Gamzu, Larry Klane, Laurence Rose, Susanne Greenfield Sandler, Cathleen Raffaeli and Norman K. Jenkins), including each member of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, are independent within the meaning of the Nasdaq independence standards and applicable SEC rules for the committees on which they serve.

In addition to the foregoing directors, Sharran Srivatsaa was appointed “Director Emeritus” of the Board immediately prior to the First Merger Effective Time. In his capacity as director emeritus, Mr. Srivatsaa will be entitled to attend Board meetings in an advisory capacity but will not vote on Board matters nor will Mr. Srivatsaa’s presence at Board meetings count towards the determination of whether there is a quorum of the Board at any meeting.

Committee Appointments

Effective as of the First Merger Effective Time, the individuals identified below were designated and appointed to the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, respectively, of the Board:

Audit Committee

Larry Klane (Chair)

Vikki Bartholomae

Cathleen Raffaeli

Susanne Greenfield Sandler

Nominating and Corporate Governance Committee

Laurence Rose (Chair)

Vikki Bartholomae

Norman K. Jenkins

Compensation Committee

Guy Gamzu (Chair)

Larry Klane

Laurence Rose

Executive Officers

In connection with the Business Combination, on the Merger Effective Date, the Board approved the following persons as officers of the Company. Each person’s respective positions are indicated below:

Name	Title
Tamir Poleg	Chief Executive Officer
Ravi Jani	Chief Financial Officer
Pritesh Damani	Chief Technology Officer
Jenna Rozenblat	President
Alexandra Lumpkin	Vice President, Chief Legal Officer and Secretary
Leah Jenkins	Chief Accounting Officer
Abigail Lee	Chief Marketing Officer
Amy Somerville	Chief Operating Officer

Biographical information for certain of the Company’s executive officers is set forth below.

Name	Age	Biographical Information
Tamir Poleg	50	Mr. Poleg will serve as the Chief Executive Officer of the Company. Prior to the Business Combination, Mr. Poleg served on the board of directors of Real since 2020 and served as its chair. Tamir Poleg is the cofounder and current Chief Executive Officer of Real, which was founded through a subsidiary in 2014. Prior to founding Real, Mr. Poleg founded and served as the Chief Executive Officer of Optimum RE Investments - a real estate company focused on multi-family investments and operations. Before shifting to real estate, Mr. Poleg served in executive sales and business development positions with several technology companies, focusing on wireless infrastructure development and deployment across multiple continents. With over 15 years of real estate experience, including serving as a construction manager, and 9 years of technology company experience, Mr. Poleg is considered an expert in real estate technology and is a member of Forbes Real Estate Council. Mr. Poleg holds a bachelor’s degree in economics and several real estate related accreditations. Mr. Poleg is being appointed to serve on the Board because of his extensive real estate and technology company experience, including as the founder of Real.

Ravi Jani	39	Mr. Jani will serve as the Chief Financial Officer of the Company. Prior to the Business Combination, Mr. Jani served as the Chief Financial Officer of Real, which position he held since April 2025. Mr. Jani previously served as Vice President of Investor Relations and Financial Planning & Analysis at Real from September 2023 to April 2025. Prior to joining Real, he served as Vice President of Investor Relations at Blade Air Mobility, Inc. from April 2022 to August 2023 and served as an investment analyst at Citadel LLC from November 2019 to December 2021. Prior to Citadel, Mr. Jani was an investment analyst at Anchor Bolt Capital LP, and began his career in investment banking at Bank of America and Moelis & Company.

Name	Age	Biographical Information
Pritesh Damani	46	Mr. Damani will serve as the Chief Technology Officer of the Company. Prior to the Business Combination, Mr. Damani served as the Chief Technology Officer of Real since January 2021. Mr. Damani joined Real in connection with Real’s acquisition of RealtyCrunch, a web and mobile platform for home buyers and real estate agents, where Mr. Damani had served as Founder and Chief Executive Officer since 2019.

Jenna Rozenblat	41	Ms. Rozenblat will serve as the President of the Company. Prior to the Business Combination, Ms. Rozenblat served as Chief Operating Officer of Real since August 2023. She previously served as Executive Vice President of Operations of Real from January 2023 to August 2023. Prior to joining Real, Ms. Rozenblat was with Orchard, a full-service real estate brokerage, from September 2019 to January 2023, most recently serving as Head of Customer Experience and Market Expansion, and prior to Orchard, was with Village Realty.

Alexandra Lumpkin	43	Ms. Lumpkin will serve as Vice President, Chief Legal Officer and Secretary of the Company. Prior to the Business Combination, Ms. Lumpkin served as Vice President, Chief Legal Officer and Secretary of Real. Prior to joining Real in February 2023, Ms. Lumpkin served as in -house counsel at Lennar Corporation from 2013 to 2023, most recently as Deputy General Counsel. Prior to transitioning to an in-house legal position, Ms. Lumpkin focused on securities and corporate governance matters at Greenberg Traurig, LLP and Holland & Knight LLP.

Leah Jenkins	45	Ms. Jenkins will serve as Chief Accounting Officer of the Company. Prior to the Business Combination, Ms. Jenkins served as the Chief Accounting Officer for REMAX, responsible for REMAX’s SEC reporting, accounting, and financial reporting functions. She brings significant experience in public company reporting, technical accounting, and internal controls. Ms. Jenkins joined REMAX in 2016 and has held a series of progressively senior roles in financial reporting and technical accounting. Over the course of her tenure, she has led accounting and reporting efforts related to acquisitions and complex transactions and has played a key role in the implementation of major accounting standards. Prior to joining REMAX, Ms. Jenkins held accounting and reporting roles at MPLX LP and Red Robin Gourmet Burgers, Inc. She began her career in assurance services at Ernst & Young.

Compensatory Plans and Arrangements

Real has previously entered into offer letters with the following senior officers: Tamir Poleg (Chief Executive Officer), Ravi Jani (Chief Financial Officer), Pritesh Damani (Chief Technology Officer), Jenna Rozenblat (Chief Operating Officer) and Alexandra Lumpkin (Vice President, Chief Legal Officer and Secretary), and has subsequently entered into an employment agreement with Tamir Poleg (Chief Executive Officer).

Effective in May 2026, Real entered into individual executive severance agreements (the “Executive Severance Agreements”) with the foregoing senior officers. While the Executive Severance Agreements provide for severance benefits in the event that there is a “Change in Control” (as such term is defined in The Real Brokerage Inc. 2025 Stock Incentive Plan), they also expressly state, for the avoidance of doubt, that the acquisition of REMAX by Real pursuant to the Merger Agreement shall not constitute a Change in Control under these agreements.

Pursuant to the terms of the Merger Agreement, the Company has agreed to honor and assume certain arrangements of Real and REMAX, including all of Real’s and REMAX’s outstanding incentive equity plans, and certain of the awards outstanding (as described in Item 2.01 above).

Additional information required by Items 5.02(c), (d) and (e) is included in (i) the Management Information Circular and Joint Proxy Statement/Prospectus and (ii) Real’s Current Reports on Form 6-K filed on August 6, 2026 and April 24, 2026 and are incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2026, the Company amended and restated its Certificate of Incorporation and Bylaws, in each case concurrent with the Second Merger Effective Time, consistent with the applicable forms included as exhibits to the Management Information Circular and Joint Proxy Statement/Prospectus.

The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended and currently in effect, are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On the Closing Date, the Company issued a press release announcing the closing of the transaction, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

In addition, on the Closing Date, the Company issued a press release regarding the Company’s repurchase program, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of REMAX required by Item 9.01(a) of Form 8-K will be filed by amendment to this Form 8-K not later than 71 calendar days after the date of this initial report.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K not later than 71 calendar days after the date of this initial report.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1+	Arrangement Agreement and Plan of Merger, dated as of April 26, 2026, by and among Real REMAX Group Inc. (formerly known as Rome Wildlife, Inc.), The Real Brokerage Inc., RE/MAX Holdings, Inc., Wildlife Acquisition I Corp., Wildlife Acquisition II LLC and 1587802 B.C. Unlimited Liability Company (incorporated by reference to Exhibit 2.1 to The Real Brokerage’s Current Report on Form 6-K, filed with the SEC on April 28, 2026).*

3.1	Amended and Restated Certificate of Incorporation of Real REMAX Group Inc., effective as of August 24, 2026.

3.2	Amended and Restated Bylaws of Real REMAX Group Inc., effective as of August 24, 2026.

4.1	Registration Rights Agreement, dated as of August 24, 2026, by and among Real REMAX Group Inc., David Liniger and the other parties thereto.

10.1	Credit Agreement, dated as of August 24, 2026, by and among Real REMAX Group Inc., as the borrower, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as the administrative agent.*

10.2	Real REMAX Group Inc. 2026 Stock Incentive Plan.

10.3	Form of Real REMAX Group Inc. Indemnification Agreement.

99.1	Press Release of Real REMAX Group Inc., dated August 24, 2026.

99.2	Press Release of Real REMAX Group Inc., dated August 24, 2026.

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

+ Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL REMAX GROUP INC.

By:	/s/ Alexandra Lumpkin
	Name:	Alexandra Lumpkin
	Title:	Vice President, Chief Legal Officer and Secretary

Date: August 24, 2026